                                                                    EXHIBIT 10.1

                        BUSINESS OPPORTUNITIES AGREEMENT

         This BUSINESS OPPORTUNITIES AGREEMENT (this "Agreement"), dated as of December 13, 2001, is entered into by Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"); Dorchester Minerals Management LP, a Delaware limited partnership and the general partner of the Partnership (the "General Partner"); Dorchester Minerals Management GP LLC, a Delaware limited liability company and the general partner of the General Partner ("Management GP"); SAM Partners, Ltd., a Texas limited partnership ("SAM"), Vaughn Petroleum, Ltd., a Texas limited partnership ("Vaughn"), Smith Allen Oil & Gas, Inc., a Texas corporation ("SAOG"), P.A. Peak, Inc., a Delaware corporation ("Peak"), and James E. Raley, Inc., a Delaware corporation ("Raley") (as used herein, each of SAM, Vaughn, SAOG, Peak and Raley are referred to as a "GP Party"), and each individual that both is an executive officer of any Operating Company (defined below) and has agreed in writing to be bound as an "Officer" under this Agreement (each, an "Officer").

                                    RECITALS:

         This Agreement is being executed and delivered simultaneously with the execution and delivery of the Combination Agreement dated December 13, 2001 (the "Combination Agreement") among the Partnership, the General Partner, the Management GP, Dorchester Minerals Operating LP, a Delaware limited partnership and a subsidiary of the General Partner (the "Operating Subsidiary" and, together with its general partner, Dorchester Minerals Operating GP LLC, the "Operating Companies"), Dorchester Hugoton, Ltd., a Texas limited partnership ("DHL"), Republic Royalty Company, a Texas general partnership ("RRC"), and Spinnaker Royalty Company, L.P., a Texas limited partnership ("SRC"). Pursuant to the Combination Agreement, DHL, RRC and SRC will combine their businesses and properties into the Partnership (the "Transaction"). All capitalized terms used and not defined herein (as well as the term person) have the meanings attributable to them in the Combination Agreement. As used herein, the term "Affiliate" means, in addition to any "affiliate" as defined in the Combination Agreement, any owner, director, manager, managing member, officer or employee of any such affiliate; provided, however, that the Operating Companies shall not be Affiliates of the General Partner for purposes of this Agreement, and neither the Operating Companies nor the General Partner shall be Affiliates of any GP Party for purposes of this Agreement.

         The GP Parties are currently all of the general partners of RRC, SRC and DHL. Immediately following the Transaction, the GP Parties will (directly or indirectly) own all of the equity of the General Partner and own units of limited partnership interest in the Partnership.

         Each of the GP Parties believes that it and its respective partners in RRC, SRC or DHL, as applicable, will benefit from the Transaction and that the Transaction is in its best interest and in the best interest of its respective partners. The GP Parties, however, are unwilling to permit the General Partner, the Management GP and the Operating Subsidiary to enter into the Combination Agreement and to agree in the Combination Agreement to enter into the Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") upon the closing of the Transaction unless the respective rights and responsibilities of the GP Parties, the General Partner, the Management GP, the Operating Companies and their Affiliates and the Partnership with respect to the matters addressed in this Agreement are clearly delineated and agreed upon in advance for the reasons referred to below.

         The GP Parties engage in the acquisition and ownership of oil and gas properties, including but not limited to oil and gas net profits interests, mineral interests and royalty interests in the United States. The businesses in which the GP Parties engage are similar to those in which the Partnership will engage following the Transaction.

         As the owners of the General Partner following the Transaction, the GP Parties may owe certain duties to the Partnership. Pursuant to the Limited Liability Company Agreement of Management GP, each GP Party will have the right to designate a person (the "Designees") to serve on the committee of managers of the Management GP following the Transaction. Certain of the Designees may be directors, members, managers and/or officers of or employed by the General Partner, an Operating Company, a GP Party, an entity which possesses management authority over a GP Party, or a company in which the General Partner or a GP Party has an interest. These Designees will have duties to the Partnership and duties to the General Partner, an Operating Company, the GP Party or such other companies (as applicable).

         The law relating to the duties that the GP Parties or their Designees or Affiliates may owe to the Partnership is not clear. The application of such law to particular circumstances is often difficult to predict, and if a court were to hold that a GP Party or one of their Designees or Affiliates breached any such duty, the GP Party or such Designee or Affiliate could be held liable for damages in a legal action brought on behalf of the Partnership.

         In order to induce the GP Parties to permit the General Partner, the Management GP and the Operating Subsidiary to enter into the Combination Agreement and/or the Partnership Agreement, as applicable, the Partnership is willing to enter into this Agreement in order (i) to renounce, effective upon the consummation of the Transaction, any interest or expectancy it may have in the classes or categories of business opportunities specified herein that are presented to or identified by any Affiliate of the General Partner, a GP Party or any Affiliate thereof, or any of the Designees, as more fully described herein; (ii) to permit the GP Parties and their respective Affiliates to continue to conduct their respective businesses and to pursue certain business opportunities without an obligation, except as provided herein, to offer such opportunities to the Partnership, and (iii) to permit any Designee to continue to discharge his or her responsibilities as a director, member, manager, officer or employee of the General Partner, an Operating Company, a GP Party or Affiliate thereof or a company in which a GP Party has an interest.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, rights, and obligations set forth in this Agreement, and the benefits to be derived herefrom, and other good and valuable consideration, the receipt and the sufficiency of which each of the parties hereto acknowledges and confesses, the parties hereto agree as follows:

         1. Scope of Business of the Partnership Following the Transaction. The Partnership covenants and agrees that, following consummation of the Transaction, except with the consent of General Partner (which it may withhold in its sole discretion), the Partnership will not engage in any business not allowed by the Partnership Agreement as in effect immediately following the closing of the Transaction. The Partnership hereby renounces, effective upon consummation of the Transaction, any interest or expectancy in any business opportunity (each, together with those business opportunities so designated in Section 3(d) hereof, a "Renounced Opportunity") that does not consist of the Oil and Gas Business (as defined below) within the Designated Area (as defined below). The "Oil and Gas Business" means the acquisition, management, ownership or sale of oil and gas assets or properties, including but not limited to mineral fee interests, net profits interests and royalty and overriding royalty interests but specifically excluding working interests. "Designated Areas" means the areas identified on Schedule A attached hereto.

         2. Business Opportunities. The Partnership recognizes that Affiliates of the General Partner, the GP Parties and their Affiliates, and the Designees
(i) participate and will continue to participate in the Oil and Gas Business, directly and through Affiliates, (ii) may have interests in, participate with, and maintain seats on the boards of directors of or serve as officers, managers, partners, members or employees of other companies engaged in the Oil and Gas Business and (iii) may develop business opportunities for the GP Parties and their Affiliates and such other companies. The Partnership recognizes that the GP Parties and their Affiliates and the Designees may be engaged in the Oil and Gas Business in competition with the Partnership. The Partnership:

         (a) acknowledges and agrees that Affiliates of the General Partner, the GP Parties and their Affiliates, the Designees, and such other companies shall not be restricted or proscribed by the relationship between the Partnership and General Partner and/or the Operating Companies, or otherwise, from engaging in the Oil and Gas Business or any other business, regardless of whether such business activity is in direct or indirect competition with the business or activities of the Partnership, if such business activity either

                  (i)      is a Renounced Opportunity; or

                  (ii) is engaged in on any basis that is consistent with the standards set forth in Section 5 hereof;

         (b) acknowledges and agrees that Affiliates of the General Partner, the GP Parties and their Affiliates, the Designees, and such other companies shall not have any obligation to offer the Partnership any business opportunity if either

                  (i)      such business opportunity is a Renounced Opportunity;
                           or

                  (ii) their activities are conducted in accordance with the standards set forth in Section 5 hereof;

         (c) renounces any interest or expectancy in any business opportunity pursued by any Affiliate of the General Partner, any GP Party or any Affiliate thereof, any Designee, or any such other company if such business opportunity either

                  (i)      is a Renounced Opportunity; or

                  (ii) is pursued in accordance with the standards set forth in Section 5 hereof; and

         (d) waives any claim that any business opportunity pursued by any Affiliate of the General Partner, any GP Party or Affiliate thereof, any Designee, or any such other company constitutes a business opportunity of the Partnership that should have been presented to the Partnership, unless such business opportunity both

                  (i)      is not a Renounced Opportunity; and

                  (ii) was pursued in violation of the standards set forth in Section 5 hereof.

The parties agree (x) that, notwithstanding the foregoing, the renouncement and other matters set forth above in this Section 2 shall not limit the contractual obligations in Sections 3 and 4 of the persons specified in such Sections 3 and 4, and (y) the contractual obligations contained in Sections 3 and 4 shall not be limited by virtue of the renouncement and other matters set forth above in this Section 2.

         3. Notification of the Partnership Business Opportunities.

         (a) If (i) a GP Party or any Subsidiary thereof or any Officer or any Subsidiary thereof has signed a binding agreement to purchase (a "Purchase Agreement") oil and gas interests, including but not limited to, oil and gas net profits interests, royalty interests and other mineral interests in the United States but specifically excluding working interests (the "Oil and Gas Interests") and (ii) the purchase price to be paid for such Oil and Gas Interests is greater than ten percent (10%) of the Market Capitalization of the Partnership (as defined herein) as determined on the date such Purchase Agreement is fully executed (a transaction meeting the requirements of both (i) and (ii) shall be referred to herein as a "Qualifying Acquisition Opportunity"), then such party (the "Notifying Party") hereby agrees to provide, or to cause its applicable Subsidiary to provide, written notice to the Partnership (the "Partnership Notice") of the Qualifying Acquisition Opportunity at least 15 days prior to the consummation the transactions contemplated by the Purchase Agreement, so that the Partnership may determine whether to pursue the purchase of the Oil and Gas Interests directly from the seller of the Oil and Gas Interests (the "Seller"). As used herein, "Market Capitalization of the Partnership" shall mean the total value of all outstanding units of limited partnership interest in the Partnership as determined by the "Current Market Price" (as defined in the Partnership Agreement). In the event that the purchase price to be paid by the Notifying Party to the Seller pursuant to the Purchase Agreement will be paid in consideration other than cash, the value of such consideration shall be determined by the Advisory Committee (the "Advisory Committee") of the Partnership (as defined in the Agreement of Limited Partnership of the Partnership), upon request of the Notifying Party. At the option of the Notifying Party, the Notifying Party may (but is not obligated to) provide the Partnership Notice and the information described in subsection (b) below with respect to a transaction which would otherwise qualify as a Qualifying Acquisition Opportunity prior to signing a binding agreement with respect to such transaction.

         (b) As general partner of the General Partner, Management GP shall, on behalf of the Partnership, forward copies of such Partnership Notice and other information to the persons serving on the Advisory Committee as promptly as practicable upon the Partnership's receipt thereof. Within 5 days of receipt of such notice, the Partnership shall notify the Notifying Party as to whether the Partnership will exercise its right to pursue such opportunity (the "Partnership Option"), unless such opportunity reasonably requires a shorter response time, in which case Notifying Party shall describe the circumstances giving rise to the need for a shorter response time in the Partnership Notice and the Partnership shall be required to respond within such shorter time period.

         (c) If the Partnership timely notifies the Notifying Party of its intent to exercise a Partnership Option pursuant to subsection (b) above and, within 10 days after the Partnership's receipt of the Partnership Notice (or such extended period as is agreed by the Partnership and the Seller and is specified in a written notice of the Partnership and the Seller to the Notifying Party), the Notifying Party receives written notice from the Partnership and the Seller that the Seller desires to sell the oil and gas interests to the Partnership instead of the Notifying Party, the Notifying Party hereby agrees to take, or cause to be taken, any and all commercially reasonable action as is necessary to effect the termination of the Purchase Agreement between the Notifying Party and the Seller; provided Seller agrees such termination is to be effective only upon the execution of a binding agreement between the Partnership and the Seller. Upon exercise of the Partnership Option, the Partnership is not required to pursue such Qualifying Acquisition Opportunity on terms identical to those under which the Notifying Party intended to pursue such opportunity.

         (d) If the Partnership notifies the Notifying Party that it declines to pursue such Qualifying Acquisition Opportunity, or fails to respond to a Partnership Notice within the time period provided in Section 3(b) above, the Notifying Party shall have no further obligation to the Partnership under this
Section 3 with respect to such Qualifying Acquisition Opportunity and, in addition, such Qualifying Acquisition Opportunity shall be a "Renounced Opportunity" for purposes of this Agreement even if would not fall within such definition but for this sentence. If the binding agreement between the Seller and the Partnership with respect to the Qualifying Acquisition Agreement is terminated, then notwithstanding any other provision of this Section 3, the Notifying Party may pursue the relevant Qualifying Acquisition Opportunity without further obligation under this Section 3.

         (e) Determinations regarding whether the Partnership shall exercise the Partnership Option shall be made by the Advisory Committee.

         4. Other Rights to Purchase by the Partnership.

         (a) In the event that any GP Party or a Subsidiary thereof or any Officer or any Subsidiary thereof (each, an "Offeror") acquires any Oil and Gas Interests or oil and gas working interests which are located in the Designated Areas or which as a package include Oil and Gas Interests or oil and gas working interests at least twenty percent (20%) of the net acreage of which is located within the Designated Area (any such interests are referred to herein as the "Restricted Assets"), then not later than one month after the consummation of the acquisition by such Offeror of the Restricted Assets, such Offeror shall notify the Partnership of such purchase and offer the Partnership the opportunity to purchase such Restricted Assets. Such notice shall furnish to the Partnership all information in Offeror's possession regarding such the Restricted Assets that is material to the Partnership's decision regarding whether or not to exercise the option set forth in this Section 4. Within twenty
(20) days of receipt of such notice and information (forty (40) days in the event Offeror notifies the Partnership of more than one such opportunity during the same time period), the Partnership shall notify the Offeror that either (i) the General Partner has elected, with the approval of the Advisory Committee, not to cause the Partnership to purchase such Restricted Assets, in which event the Offeror shall be forever free to continue to own or operate such Restricted Assets, or (ii) the General Partner has elected to cause the Partnership to purchase such Restricted Assets, in which event the closing of such transaction shall occur on a mutually agreeable date not more than twenty (20) business days after the date of such notice of intent to exercise the option. The purchase price, which shall be payable in immediately available funds, shall be equal to the purchase price paid for the Restricted Assets. In the event that the Restricted Assets were purchased by the Offeror other than for cash and the Partnership and the Offeror are unable to agree on the value of such consideration, the value of such consideration shall be determined (the "Appraisal") by an appraiser appointed by mutual agreement of the Partnership and the Offeror (the "Appraiser"). The fees and expenses of the Appraisal shall be paid one-half by the Partnership and one-half by the Offeror. The Partnership and the Offeror shall furnish such information to the Appraiser as shall be needed to complete the appraisal. Such Appraisal shall be completed within thirty (30) days after the appointment of Appraiser. The Partnership may revoke its election to purchase the Restricted Assets within five (5) days of the receipt of the Appraisal, provided that if the Partnership so elects to revoke, it shall pay 100% of the fees and expenses of the Appraiser.

         (b) The General Partner and its Subsidiaries and the GP Parties and their Subsidiaries shall have no obligation under this Section 4 with respect to interests or properties which were part of a Qualifying Acquisition Opportunity if such party has not violated the provisions of Section 3.

         5. Standards for Separate Conduct of Business. Any GP Party or any Affiliate thereof, any Designee or any other company in which any Affiliate of the General Partner, or any GP Party or any Affiliate thereof, has an interest or of which a Designee is an owner, director, manager, partner, officer or employee (except for the Management GP, the General Partner and their Subsidiaries) ("Separate Parties") shall be deemed to meet the standards referred to in Sections 2(a)(ii), 2(b)(ii), 2(c)(ii) and 2(d)(ii) if its businesses are conducted entirely through the use of its own personnel and assets and not with the use of any personnel or assets of the Partnership, the General Partner or the Operating Subsidiary. Without limiting the foregoing, such standards will be deemed met with respect to a business opportunity if (a) it is identified by or presented to such Designee or personnel of such Separate Party and developed and pursued solely through the use of their personnel and assets (and not based on confidential information disclosed by or on behalf of the Partnership, the Management GP, the General Partner or a Subsidiary of the General Partner during the course of the relationship of such Designee or such Separate Party's personnel with the Partnership, the Management GP, the General Partner or a Subsidiary of the General Partner), and (b) it did not come to the attention of such Designee or such Separate Party's personnel in, and as a direct result of, his or her capacity as a manager of the Management GP or an officer or employee of the General Partner, an Operating Company or a Subsidiary of either; provided that (i) if such opportunity is separately identified by a Designee or a Separate Party or its personnel or separately presented to a Separate Party or its personnel by a person other than such Designee, the Separate Party or such personnel, then the Designee, the Separate Party or its personnel, as applicable, shall be free to pursue such opportunity even if it also came to such person's attention as a result of and in his or her capacity as an owner or manager of the Management GP or a director, manager, officer or employee of the General Partner, an Operating Company or a Subsidiary of either and (ii) if such opportunity is presented to or identified by a Designee, a Separate Party or its personnel other than solely as a result of and in his or her capacity as an owner or manager of the Management GP or an owner or employee of the General Partner, an Operating Company or a Subsidiary thereof, such person shall be free to pursue such opportunity even if it also came to such person's attention as a result of and in his or her capacity as an owner or manager of the Management GP or an owner or employee of the General Partner, an Operating Company or a Subsidiary of either. Nothing in this Agreement will allow a Designee or personnel of a Separate Party to usurp a corporate opportunity solely for his or her personal benefit (as opposed to pursuing, for the benefit of a Separate Party, an opportunity in accordance with the standards set forth in this Section 5).

         6. Ownership of Securities. Notwithstanding the foregoing, neither
Section 3 nor Section 4 shall apply to the purchase or ownership of (i) limited partnership interests in the Partnership or (ii) securities of any class registered under Section 12 of the Securities Exchange Act of 1934 (regardless of the types or locations of businesses in which the issuer thereof engages) if, in the case of this clause (ii), following any such purchase the applicable party owns, in the aggregate, less than 5% of such class.

         7. Termination of Restrictions.

         (a) All restrictions imposed by this Agreement on any person (other than the Partnership) shall terminate at such time as the General Partner no longer serves as a general partner of the Partnership, with respect to any business opportunity or other matter that is first presented to or becomes known to such person after such time as the General Partner no longer serves as a general partner of the Partnership; and shall terminate as to all business opportunities and other matters six (6) months after such time as the General Partner no longer serves as a general partner of the partnership, regardless of when such business opportunity arose or was presented to or became known to such person.

         (b) Without limiting the generality of Section 7(a), all restrictions imposed by this Agreement on any Officer shall terminate at such time as such person no longer serves as an executive officer of any Operating Company, with respect to any business opportunity or other matter that is first presented to or becomes known to such person after such time as such person no longer serves as an executive officer of any Operating Company; and shall terminate as to all business opportunities and other matters six (6) months after such time as such Officer no longer serves as an executive officer of any Operating Company, regardless of when such business opportunity arose or was presented to or became known to such person.

         8. Future Officers. Each GP Party agrees to use commercially reasonable efforts to cause any person elected or appointed as an executive officer of any Operating Company to agree to be bound as an "Officer" under this Agreement.

         9. Waiver of Rights; Amendment. Any rights of the Partnership under this Agreement, including but not limited to rights to receive certain notices pursuant to Section 3 and 4, may be waived on behalf of the Partnership by the Advisory Committee. This Agreement may not be amended by or on behalf of the Partnership without the approval of the Advisory Committee (as defined in the Partnership Agreement) of the Partnership.

         10. Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

             If to the Partnership, the General Partner or the Management GP:
                   c/o Dorchester Minerals Management GP LLC
                   3738 Oak Lawn Ave., Suite 300
                   Dallas, Texas  75219
                   Attention: Chief Executive Officer
                   Telecopy No.: 214-559-0301

             If to Vaughn:
                   c/o VPL(GP), LLC
                   3738 Oak Lawn Ave., Suite 101
                   Dallas, Texas  75219
                   Attention: Robert C. Vaughn
                   Telecopy No.: 214-522-7433
                           with a copy to:

                           c/o VPL(GP), LLC
                           3738 Oak Lawn Ave., Suite 101
                           Dallas, Texas  75219
                           Attention: Benny D. Duncan
                           Telecopy No.: 214-522-7433

             If to SAM:
                   c/o SAM Partners Management, Inc.
                   3738 Oak Lawn Ave., Suite 300
                   Dallas, Texas  75219
                   Attention: H. C. Allen, Jr.
                   Telecopy No.: 214-559-0301

             If to SAOG:
                   3738 Oak Lawn Ave., Suite 300
                   Dallas, Texas  75219
                   Attention: William Casey McManemin
                   Telecopy No.: 214-559-0301

             If to Peak:
                   1919 S. Shiloh Rd.
                   Suite 600 - LB48
                   Garland, Texas  75042
                   Attention: Preston A. Peak
                   Telecopy No.: 972-864-9095

             If to Raley :
                   1919 S. Shiloh Rd.
                   Suite 600 - LB48
                   Garland, Texas  75042
                   Attention: James E. Raley
                   Telecopy No.: 972-864-9095

Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         11. Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. This Agreement is intended to confer rights and benefits upon the Designees, Affiliates of the GP Parties and the companies referred to in
Section 2. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         12. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         13. Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         14. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

                    [Remainder of page intentionally omitted]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                DORCHESTER MINERALS, L.P.

                                By: Dorchester Minerals Management LP, General
                                    Partner

                                    By: Dorchester Minerals Management GP
                                        LLC, General Partner

                                        By: /s/ JAMES E. RALEY
                                           -----------------------------------
                                            James E. Raley, COO


                                DORCHESTER MINERALS MANAGEMENT LP

                                By: Dorchester Minerals Management GP LLC,
                                    General Partner

                                    By: /s/ JAMES E. RALEY
                                       ---------------------------------------
                                        James E. Raley, COO


                                DORCHESTER MINERALS MANAGEMENT GP
                                LLC


                                By: /s/ JAMES E. RALEY
                                   -------------------------------------------
                                    James E. Raley, COO


                                SAM PARTNERS, LTD.

                                By: SAM Partners Management, Inc., General
                                    Partner

                                    By: /s/ H.C. ALLEN,JR.
                                       ---------------------------------------
                                        H.C. Allen, Jr., Secretary

                                VAUGHN PETROLEUM, LTD.

                                By: VPL(GP), LLC, General Partner

                                    By: /s/ ROBERT C. VAUGHN
                                       --------------------------------------
                                       Robert C. Vaughn, CEO & MANAGER


                                SMITH ALLEN OIL & GAS, INC.

                                By: /s/ WILLIAM CASEY MCMANEMIN
                                   ------------------------------------------
                                   William Casey McManemin, Vice President


                                The following persons are executing this Agreement as "Officers":



                                /s/ WILLIAM CASEY MCMANEMIN
                                ---------------------------------------------
                                William Casey McManemin


                                /s/ JAMES E. RALEY
                                ---------------------------------------------
                                James E. Raley


                                 /s/ H. C. ALLEN, JR.
                                ---------------------------------------------
                                H. C. Allen, Jr.

                                   Schedule A

                                 Designated Area


Texas County, Oklahoma:

         T 2N - 6N
         R 14 ECM - 19 ECM

Stevens County, Kansas:

         T 33S - 35S
         R 38W - 39W